                                                                    EXHIBIT 5.1




                                February 3, 2000




Board of Directors
Travelocity.com Inc.
4255 Amon Carter Boulevard
Fort Worth, Texas  76155


Gentlemen:

         We have acted as special counsel for Travelocity.com, Inc., a Delaware corporation (the "Company"), in connection with the merger of Preview Travel, Inc., a Delaware corporation ("Preview Travel") into the Company pursuant to the Agreement and Plan of Merger, dated as of October 3, 1999 (the "Merger Agreement"), by and among the Company, Sabre, Inc., Travelocity Holdings, Inc., and Preview Travel. Under the terms of the Merger Agreement, the Company expects to issue up to 15,945,952 shares of its common stock, par value $.001 per share (the "Merger Shares") to holders of common stock of Preview Travel. In addition, in the future, the Company may issue up to 7,000,000 shares of its common stock, par value $.001, ("Common Stock") upon exercise of options that have been or may be granted under the Travelocity Holdings, Inc. 1999 Long-Term Incentive Plan ("Holdings LTIP"), or the Travelocity.com LP Long-Term Incentive Plan ("Partnership LTIP").

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

Fried, Frank, Harris, Shriver & Jacobson
Page 2



         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that


1. The Merger Shares registered under the Company's registration statement filed on Form S-4 (File No. 333-95757), as amended, ("Registration Statement"), when issued, delivered, and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.


2. The shares of Common Stock to be issued under each of the Holdings LTIP and Partnership LTIP, when issued, delivered, and paid for (with consideration received by the Company being not less than the par value thereof) in accordance with the Holdings LTIP and Partnership LTIP and any agreement applicable to such shares, will be validly issued, fully paid, and non-assessable.


         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect. The opinions expressed are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the effective date of the Registration Statement or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Very truly yours,

                                       FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                       By: /s/ Vasiliki B. Tsaganos
                                          -------------------------------------
                                          Vasiliki B. Tsaganos